EXHIBIT 3.1




                            Articles of Amalgamation


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                            BUSINESS CORPORATIONS ACT
                              (SECTION 179)
                                                                          FORM 9
Alberta                                                 ARTICLES OF AMALGAMATION
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1.   NAME OF THE AMALGAMATED CORPORATION:               2.  CORPORATE ACCESS NO.

     GrowthExperts Group Inc.
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3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
     AUTHORIZED TO ISSUE

     The attached Schedule of Share Capital is incorporated into and forms part of this form.
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4.   RESTRICTIONS IF ANY ON SHARE TRANSFERS:

     None.
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5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

     Not less than one (1) director and not more than seven (7) directors.
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6.   RESTRICTION IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

     None.
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7.   OTHER PROVISIONS IF ANY:
         None.
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8.   NAME OF AMALGAMATING CORPORATIONS            CORPORATE ACCESS NO.
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     GrowthExperts Group Inc.                          207890815
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     ASPI Alberta Holdings Inc.                        209378538
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DATE                            SIGNATURE                 TITLE
                                                        Solicitor
June ___, 2001
                                                          FILED
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




                            SCHEDULE OF SHARE CAPITAL


The Corporation is authorized to issue:

     (a) One class of shares, to be designated as "Common Shares", in an unlimited number; and

     (b) One class of shares, to be designated as "the Exchangeable Shares", in an unlimited number;

     (c) such shares having attached thereto the following rights, privileges, restrictions and conditions:

                                   Article 1
                               INTERPRETATION

1.1      Defined Terms

         In this Schedule, the following terms will have the following meanings:

     (a) "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Pubco Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders (other than Pubco and its subsidiaries) multiplied by
          (ii) the number of votes to which a holder of one share of Pubco Common Stock is entitled with respect to such matter, proposition or question.

     (b) "Amalgamation" means the amalgamation of ASPi Alberta Holdings Inc. and GrowthExperts Group, Inc.

     (c) "Automatic Redemption Date" means the date for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 3.6 of these share provisions, which date shall be no earlier than the fifth anniversary of the date of the Articles of Amalgamation unless:

          (i) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Pubco and its affiliates), and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets;

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

          (ii) any other capital reorganization or other transaction affecting the Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the date of the Articles of Amalgamation as it may determine, upon at least 30 days prior written notice to the registered holders of the Exchangeable Shares and Pubco; or

          (iii)a Pubco Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Pubco Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Pubco Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the date of the Articles of Amalgamation as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares and Pubco as the Board of Directors may determine to be reasonably practicable in such circumstances;

          provided, however, that the accidental failure or omission to give any notice of redemption under subsections (ii) or (iii) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

     (d) "Board of Directors" means the Board of Directors of the Corporation from time to time.

     (e) "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Vancouver, British Columbia.

     (f) "Common Shares" means the Common shares in the capital of the Corporation and any other class of common shares created by the Corporation from time to time, and any successor or replacement shares to such common shares.

     (g) "Current Market Price" means, in respect of a share of the Pubco Common Stock on any date, the average of the closing bid and asked prices of the Pubco Common Stock during a period of 10 consecutive trading days ending not more than 5 trading days before such date on such U.S. stock exchange or automated quotation system on which the Pubco Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose expressed in Canadian dollars using an exchange rate equal to the rate quoted by the Toronto Dominion Bank to buy U.S. dollars on the business day immediately prior to such date; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of the Pubco Common Stock during such periods does not create a market which reflects the fair market value

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

          of a share of the Pubco Common Stock, then the Current Market Price of a share of the Pubco Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     (h)  "Exchange Put Right" has the meaning provided in Section 3.8.

     (i) "Exchangeable Shareholder Approval" means, in respect of a matter, subject to Subsection 3.9, that holders of the Exchangeable Shares holding at least 66.67% of the Exchangeable Shares present in person or by proxy (excluding the Exchangeable Shares beneficially owned by Pubco or its Subsidiaries) have approved of the matter in writing or at a meeting of holders of the Exchangeable Shares duly called and held at which the holders of at least 10% (excluding the Exchangeable Shares beneficially owned by Pubco or its Subsidiaries) of the outstanding the Exchangeable Shares at that time are present or represented by proxy.

     (j) "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein, and any successor or replacement shares to such exchangeable shares.

     (k) "Liquidation Call Right" means the overriding right of Pubco, upon a Liquidation Event, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Liquidation Date in exchange for shares of the Pubco Common Stock.

     (l)  "Liquidation Date" means the effective date of any Liquidation Event.

     (m) "Liquidation Event" means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

     (n) "Pubco" means ASPi Europe, Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation.

     (o) "Pubco Common Stock" means the shares of Common Stock of Pubco having voting rights of one vote per share, and any other securities into which such shares may be changed.

     (p) "Pubco Common Stock Equivalent" means, on any date, in respect of one Exchangeable Share, one Share of the Pubco Common Stock, subject to the following adjustments on a cumulative basis from the date of calculation at the Pubco Common Stock Equivalent:

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

          (i) if and whenever at any time from the date hereof and prior to the redemption of all of the issued and outstanding Exchangeable Shares, Pubco shall:

               A. subdivide, redivide or change the outstanding Pubco Common Stock into a greater number of shares; or

               B. reduce, combine or consolidate the outstanding Pubco Common Stock into a smaller number of shares,

                    the number of shares of the Pubco Common Stock obtainable for an Exchangeable Share upon redemption in accordance with Sections 3.4, 3.5 3.6 or 3.8 shall be adjusted immediately after the effective date of the events referred to in A. and
                    B.  above by  multiplying  the number of shares of the Pubco
                    Common Stock theretofore obtainable by a fraction of which the numerator shall be the total number of shares of the Pubco Common Stock outstanding immediately after such date and the denominator shall be the total number of shares of the Pubco Common Stock outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur; or

               (ii) if and  whenever  at any time from the date hereof and prior to the redemption of all of the issued and outstanding the Exchangeable Shares, there is a reclassification or redesignation of the Pubco Common Stock or a capital reorganization of Pubco or a consolidation, arrangement, amalgamation or merger of Pubco with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of Pubco as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of the Exchangeable Shares who has not exercised his right of retraction in accordance with Section 3.5 prior to the effective date of such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, for each Exchangeable Share to be then redeemed, in lieu of the number of shares of the Pubco Common Stock then sought to be acquired by him, the number of shares or other securities or property of Pubco or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement, or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder of the Exchangeable Shares would have been entitled to receive on such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the such holder had

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

                    been the registered holder of the number of shares of the Pubco Common Stock receivable upon the redemption of an Exchangeable Share.

     (q) "Pubco Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Pubco, or any proposal to do so.

     (r) "Pubco Dividend Declaration Date" means the date on which the board of directors of Pubco declares any dividend on the Pubco Common Stock.

     (s) "Pubco Special Share" means the one share of Special Voting Stock of Pubco, with a par value of $0.001, and having voting rights at meetings of holders of Pubco Common Stock equal to the Aggregate Equivalent Voting Amount.

     (t)  "Redemption Call Purchase Price" means, for each Exchangeable Share:

                    (i) the Current Market Price of a share of the Pubco Common Stock, which shall be satisfied in full by causing to be delivered the Pubco Common Stock Equivalent; plus

                    (ii) an  additional  amount  equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

                    (iii)the   stock  or   other   non-cash   assets,   if  any,
                         representing non-cash dividends declared and unpaid on such Exchangeable Share.

     (u) "Redemption Call Right" means the overriding right of Pubco to purchase all of the outstanding the Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of the Pubco Common Stock.

     (v) "Retraction Call Right" means the overriding right of Pubco, in the event of a proposed retraction of the Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date the Exchangeable Shares tendered for retraction in exchange for shares of the Pubco Common Stock.

     (w)  "Retraction Price" has the meaning provided in subsection 3.5(a).

     (x)  "Retraction  Restrictions"  has the  meaning  provided  in  subsection
          3.5(f).

     (y) "Share Consideration" means, for any acquisition of the Exchangeable Shares pursuant to Article 3, the Voting and Exchange Agreement or the Support Agreement and for payment of the Exchangeable Share Liquidation Amount pursuant to Article 3, the following:

               (i) certificates representing the aggregate number of shares of the Pubco Common Stock deliverable in connection with such acquisition or payment which shall be satisfied in full by causing to be delivered the Pubco Common Stock Equivalent;

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

               (ii) a cheque  or  cheques  payable  at par at any  branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition or payment; and

               (iii)such stock or property  constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition or payment,

          provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim arising by, through or under the Corporation, other than pursuant to applicable securities legislation, and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

     (z) "Share Price" means, for each Exchangeable Share:

          (i)  the Current  Market Price of the Pubco  Common Stock  Equivalent;
               plus

          (ii) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

          (iii)the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

     (aa) "Subsidiary" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

     (bb) "Support Agreement" means the support agreement dated June __, 2001 executed by the Corporation and Pubco, as amended and supplemented by agreement among the same parties from time to time.

     (cc) "Trustee" means the trustee under the Voting and Exchange Agreement.

     (dd) "Voting and Exchange Agreement" means the agreement dated June __, 2001 among Pubco, the Corporation, Target, the Trustee and the Holders of the Exchangeable Shares in connection with the Amalgamation.

1.2 Other Defined Terms

     Terms with the initial letter  capitalized not otherwise defined in Section
1.1 but defined elsewhere in this Schedule will have the meanings so ascribed to them herein, unless the context otherwise requires.

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Article 2
                                  COMMON SHARES

     The Common Shares will have the following rights and shall be subject to the following restrictions, conditions and limitations:

2.1  Ranking of Common Shares

     The rights of the holders of the Common Shares will be subject to the rights of the holders of the Exchangeable Shares with respect to the payment of dividends and the distribution of property and assets in the event of a Liquidation Event.

2.2  Voting Rights

     The holders of the Common Shares will be entitled to receive notice of and to attend and vote at general meetings of the members of the Corporation and each holder shall be entitled to one vote for each Common Share registered in his name on the date of such vote.

2.3  Dividends

     Subject to the rights of the holders of the Exchangeable Shares, the holders of the Common Shares will be entitled to receive for each financial year of the Corporation, and the Corporation will pay thereon as and when declared by the Board of Directors out of monies of the Corporation properly available for the payment of dividends, dividends in an amount to be determined by the Board of Directors in their discretion.

2.4  Liquidation Event

     Subject to the rights of the holders of the Exchangeable Shares, in the event of a Liquidation Event, the holders of the Common Shares shall be entitled to participate rateably in any distribution of property or assets of the Corporation.

                                   Article 3
                              EXCHANGEABLE SHARES

     The Exchangeable Shares will have the following rights and will be subject to the following restrictions, conditions and limitations:

3.1  Ranking of the Exchangeable Shares

     The Exchangeable Shares will rank in priority to the Common Shares with respect to the payment of dividends and the distribution of property and assets in the event of a Liquidation Event.

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3.2      Dividends

     (a) A holder of a Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Pubco Dividend Declaration Date, declare a dividend on each issued Exchangeable Share (i) in the case of a cash dividend declared on the Pubco Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on the Pubco Common Stock Equivalent; or (ii) in the case of a stock dividend declared on the Pubco Common Stock to be paid in the Pubco Common Stock, such number of the Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of the Pubco Common Stock to be paid on the Pubco Common Stock Equivalent; or (iii) in the case of a dividend declared on the Pubco Common Stock in property other than cash or securities of Pubco, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on the Pubco Common Stock Equivalent; or (iv) in the case of a dividend declared on the Pubco Common Stock to be paid in securities of Pubco other than the Pubco Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of Pubco to be paid on the Pubco Common Stock Equivalent. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     (b) Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.2(a) and the sending of such a cheque to each holder of a Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of the Exchangeable Shares shall be issued or transferred in respect of any stock dividends or dividends payable in other securities contemplated by Subsection 3.2(a) and the sending of such a certificate to each holder of a Exchangeable Share shall satisfy the stock dividend or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.2(a) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of a Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of 6 years from the date on which such dividend was payable.

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

     (c) The record date for the determination of the holders of the Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Subsection 3.2(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Pubco Common Stock.

     (d) If on any payment date for any dividends declared on the Exchangeable Shares under Subsection 3.2(a) the dividends are not paid in full on all of the Exchangeable Shares then outstanding to which the dividend applies, then any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

     (e)  Except  as  provided  in  this   Section   3.2,  the  holders  of  the
          Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

     (f) The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in Pubco Common Stock, the number of such shares issued in proportion to the number of Pubco Common Stock previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Pubco Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Pubco Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Pubco of any class other than Pubco Common Stock, any rights, options or warrants other than those referred to in this Section 3.2, any evidences of indebtedness of or any assets of Pubco) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Pubco Common Stock and the Current Market Price; and

          (iv) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Pubco Common

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

          Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

3.3  Certain Restrictions

     So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without Exchangeable Shareholder Approval:

     (a)  pay any dividends on any Common Shares;

     (b) redeem or purchase or make any capital distribution in respect of any Common Shares;

     (c) issue any shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends (including rights to acquire the Exchangeable Shares) to the holders of such Exchangeable Shares or distributions of securities as contemplated by the Support Agreement; or (d) amend the articles or by laws of the Corporation.

3.4      Distribution on Liquidation

     (a) In the event of a Liquidation Event, a holder of the Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the Liquidation Date, in preference and priority to the holders of any other shares of the Corporation, Share Consideration equal to the Share Price applicable on the last Business Day prior to the Liquidation Date (the "Exchangeable Share Liquidation Amount").

     (b) On or promptly after the Liquidation Date, and subject to the exercise by Pubco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Exchangeable Share Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under applicable law and the by-laws of the Corporation at the registered office of the Corporation. Payment of the total Exchangeable Share Liquidation Amount for such the Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation of the Share Consideration representing the total Exchangeable Share Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Exchangeable Share Liquidation Amount, unless payment of the total Exchangeable Share Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Exchangeable Share Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of the Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Exchangeable Share Liquidation Amount for such the Exchangeable Shares so deposited, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Pubco Common Stock delivered to them. Notwithstanding to foregoing, until such payment or deposit of such Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Agreement.

     (c) If, upon a Liquidation Event, the property and assets of the Corporation thus distributed among the holders of the Exchangeable Shares are insufficient to permit payment to such holders of the amount that would have been the Exchangeable Share Liquidation Amount per share, then the entire remaining property and assets of the Corporation legally available for distribution will be distributed rateably among the holders of Exchangeable Shares in proportion to the aggregate amount that would have been the Exchangeable Share Liquidation Amount to which such holder would otherwise be entitled.

     (d) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Exchangeable Share Liquidation Amount per Exchangeable Share pursuant to Section 3.4(a), such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

     (e) The provisions of this Section 3.4 will not apply to a holder of the Exchangeable Shares:

          (i) if that holder has delivered a Retraction Request under Subsection 3.5(a) to the Corporation prior to the occurrence of the Liquidation Event, and where the Retraction Date specified in the Retraction Request falls after the Liquidation Event, the retraction will be deemed to have occurred immediately before the Liquidation Event; and

          (ii) after the Automatic Redemption Date, and where the Automatic Redemption Date falls after the date of the Liquidation Event, the redemption of the Exchangeable Shares pursuant to Section 3.6 will be deemed to have occurred immediately before the Liquidation Event.

3.5      Retraction by Holder

     (a) A holder of the Exchangeable Shares shall be entitled to require, and shall be deemed to have required as at the Automatic Redemption Date in respect of any the Exchangeable Shares then outstanding, subject to the Retraction Restrictions and subject to the exercise by Pubco of the Retraction Call Right and otherwise upon compliance with the provisions of this Section, the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under applicable law and the by-laws of the Corporation together with a duly executed statement (the "Retraction Request") in the form of Appendix 1 hereto or in such other form as may be acceptable to the Corporation:

          (i) specifying, subject to the Retraction Restrictions, that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

          (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be a date on or after the date the Exchangeable Shares are released and shall be not less than ten Business Days nor more than fifteen Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth Business Day the date on which the Retraction Request is received by the Corporation; and

          (iii)acknowledging the overriding right (the "Retraction Call Right") of Pubco to acquire all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Pubco in accordance with the Retraction Call Right on the terms and conditions set out in Subsection 3.5(c).

     (b) Subject to the exercise by Pubco of the Retraction Call Right and subject to the Retraction Restrictions, upon receipt by the Corporation in the manner specified in Subsection 3.5(a) of a certificate or certificates representing the number of the Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 3.5(g), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Pubco pursuant to the Retraction Call Right), a new certificate for the balance of such the Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     (c) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Pubco thereof and shall provide to Pubco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Pubco must notify the Corporation in writing of its determination to do so (the "Pubco Call Notice") within five Business Days of notification to Pubco by the Corporation of the receipt by the Corporation of the Retraction Request. If Pubco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Pubco will not exercise the Retraction Call Right. If Pubco delivers the Pubco Call Notice within such five Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 3.5(g), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Pubco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Pubco shall purchase from such holder and such holder shall sell to Pubco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. The closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Pubco does not deliver a Pubco Call Notice within such five Business Day period or otherwise comply with Article 3 with respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Subsection 3.5(g), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 3.5.

     (d) The Corporation or Pubco, as the case may be, shall deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation the Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Share Consideration to the holder thereof shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

     (e) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Pubco shall thereafter be considered and deemed for all purposes to be a holder of the Pubco Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Agreement.

     (f) Notwithstanding any other provision of this Section 3.5, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares is contrary to the Retraction Restrictions or would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Pubco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Subsection 3.5(b) on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the
          Corporation pursuant to Subsection 3.5(b). Provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 3.5(g), the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Subsection 3.5(b) of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Pubco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Pubco to such holder of the Purchase Price for each such Retracted Share all as more specifically provided in the Voting and Exchange Agreement.

     (g) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Pubco shall be deemed to have been revoked.


     (h) An Exchangeable Share in respect of which the Retraction Price is paid as provided herein will thereupon be and be deemed to be redeemed and the certificate representing the share will be cancelled and a new certificate for the balance, if any, of the Exchangeable Shares represented by the cancelled certificate for which the Retraction Price has not been paid will be issued to the holder thereof at the expense of the Corporation.


3.6      Redemption by the Corporation

     (a) Subject to applicable law and the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of then outstanding Exchangeable Shares for Share Consideration equal to the Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price").

     (b) In any case of a redemption of the Exchangeable Shares under this Section, the Corporation shall, at least 60 days before the Automatic Redemption Date (other than a Redemption Date established in connection with a Pubco Control Transaction), send or cause to be sent to each holder of the Exchangeable Shares a notice in writing of the redemption by the Corporation or the acquisition by Pubco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder, such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of a Redemption Date established in connection with a Pubco Control Transaction, the written notice of redemption by the Corporation or the purchase by the Pubco under the Redemption Call Right will be sent on or before the Automatic Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable under the circumstances.

     (c) On or after the applicable Automatic Redemption Date and subject to the exercise by Pubco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation the certificates representing such the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under applicable law and the by-laws of the Corporation. Payment of the total Redemption Price for such the Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation of the Share Consideration representing the total Redemption Price. On and after the applicable Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such the Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the applicable Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such the Exchangeable Shares so deposited, against presentation and surrender of the certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Pubco Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Agreement.

     (d) An Exchangeable Share in respect of which the Redemption Price is paid as provided herein will thereupon be and be deemed to be redeemed and the certificate representing the share will be cancelled.

3.7      Voting Rights

               Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. In such cases where the holders of the Exchangeable Shares are entitled to vote, each holder of a Exchangeable Share will be entitled to one vote for each Exchangeable Share registered in his name on the date of such vote.

3.8      Exchange Put Right

     (a) Upon and subject to the terms and conditions in these share provisions and the Voting and Exchange Agreement:

          (i) a holder of the Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require Pubco to acquire all or any part of the Exchangeable Shares of the holder; and

          (ii) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to transfer to Pubco, and Pubco shall be required to acquire from the holder, that number of the Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Pubco of the Share Price applicable thereto (which shall be the Share Price applicable on the last Business Day prior to receipt of notice required under Section 3.8(b)) and delivery by or on behalf of Pubco of the Share Consideration representing the total applicable Share Price. In connection with the payment of the Share Consideration, the Corporation shall be entitled to liquidate some of the Pubco Common Stock which would otherwise be deliverable to the particular holder of the Exchangeable Shares in order to fund any statutory withholding tax obligation.

          (b)  The Exchange Put Right  provided in section  3.8(a) hereof and in
               Article 5 of the Voting and Exchange Agreement may be exercised at any time by notice in writing given by the holder to and received by Pubco (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such the Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as Pubco may reasonably require, at the principal offices of Pubco. Such notice may be:

               (i) in the form of the panel, if any, on the certificates representing the Exchangeable Shares;

               (ii) in the form of the  notice  and  election  contained  in any letter of transmittal distributed or made available by the Corporation for that purpose; or

               (iii)in other form  satisfactory  to Pubco (or such other persons aforesaid);

                  shall stipulate the number of the Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to Pubco), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and
                  Exchange   Agreement  and  shall   constitute  the  holder's
                  authorization to Pubco (and such other persons aforesaid) to effect the exchange on behalf of the holder.

          (c) The completion of the sale and purchase referred to in Section 3.8(a) shall be required to occur, and Pubco shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

          (d)  The  surrender  by the holder of the  Exchangeable  Shares  under
               Section 3.8(b) shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

          (e) If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such the Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

          (f) Upon receipt by Pubco of the notice, certificates and other documents or instruments required by Section 3.8(b), Pubco shall deliver to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or Pubco, the Share Consideration representing the total applicable Share Price, within the time stipulated in Section 3.8(c). Delivery by Pubco of such Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

          (g) On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Pubco shall thereafter be considered and deemed for all purposes to be a holder of the Pubco Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Agreement.

3.9       Amendment and Approval

     (a) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with Exchangeable Shareholder Approval.

     (b) If at any meeting held for the purposes of Exchangeable Shareholder Approval the holders of at least 10% (excluding the Exchangeable Shares beneficially owned by Pubco or its Subsidiaries) of the outstanding the Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of the Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66.67% of the votes cast on such resolution by holders of the Exchangeable Shares represented in person or by proxy at such meeting excluding the Exchangeable Shares beneficially owned by Pubco or its subsidiaries shall constitute "Exchangeable Shareholder Approval."

3.10      Reciprocal Changes, Etc. in Respect of the Pubco Common Stock

     (a) Each holder of a Exchangeable Share acknowledges that the applicable Support Agreement further provides, in part, that Pubco will not without the prior approval of the Corporation and Exchangeable Shareholder Approval:

          (i) subdivide or otherwise change then outstanding shares of the Pubco Common Stock into a greater number of shares of the Pubco Common Stock, or

          (ii) reduce, consolidate or otherwise change then outstanding shares of the Pubco Common Stock into a lesser number of shares of the Pubco Common Stock, or

          (iii)reclassify or otherwise change the shares of the Pubco Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of the Pubco Common Stock,

               unless:

          (iv) the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, that class of the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, that class of the Exchangeable Shares.

          (b) The Support Agreement further provides, in part, that the aforesaid provisions of such Support Agreement shall not be changed without Exchangeable Shareholder Approval.

3.11           Actions by the Corporation under Support Agreement

          (a) The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Pubco with all provisions of the applicable Support Agreement and Voting and Exchange Agreement, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

          (b) The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, any Support Agreement without Exchangeable Shareholder Approval other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

               (i) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder; or

               (ii) making such  provisions or  modifications  not  inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of that class of the Exchangeable Shares; or

               (iii)making  such  changes in or  corrections  to such  agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of that class of the Exchangeable Shares.

3.12 Legend

     The certificates evidencing any Exchangeable Share shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of this Schedule of Share Capital relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and the Voting and Exchange Agreement.

3.13 Withholding Rights

     The Corporation and Pubco shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation or Pubco is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction or withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation and Pubco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation and Pubco, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation and Pubco shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                    Article 4
                                  MISCELLANEOUS

4.1  Notice to Corporation

     Any notice, request or other communication to be given to the Corporation by a holder of shares of any class in the capital of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

4.2  Delivery of Certificates

     Any presentation and surrender by a holder of shares of any class in the capital of the Corporation of certificates representing any shares in connection with a Liquidation Event or the retraction or redemption of shares, as applicable, shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

4.3  Notice to Shareholder

     Any notice, request or other communication to be given to a holder of shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   APPENDIX I

                               RETRACTION REQUEST


TO: The Corporation

AND TO:  Pubco


This request is given pursuant to Section 3.5 of the provisions (the "Share Provisions") attaching to the share (s) represented by this certificate and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meanings attributed to such words and expressions in such Share Provisions.

The undersigned hereby requests that the Corporation, subject to the Retraction Call Right referred to below, redeem in accordance with Section 3.5 of the Share
Provisions:


_______ all share(s) represented by this certificate; or


________ share(s) only.


The undersigned hereby notifies the Corporation that the Retraction Date shall be:


-------------------------------------


NOTE: The Retraction Date must be a Business Day and must not be less than ten Business Days nor more than fifteen Business Days after the date upon which this request is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the fifteenth
Business Day after the date on which this request is received by the Corporation.


The undersigned acknowledges the Retraction Call Right of Pubco to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Pubco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Subsection 3.5(c) of the Share Provisions. If Pubco determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to Pubco may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned hereby represents and warrants to the Corporation and Pubco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Pubco as the case may be, free and clear of all liens, claims and encumbrances.

The undersigned hereby represents and warrants to the Corporation and Pubco that the undersigned:


         (select one)


         _____         is


         _____         is not


a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.


---------------------------
(Date)


---------------------------
(Signature of Shareholder)


---------------------------
(Guarantee of Signature)


Confirm that the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.


_____ Yes         _____ No


The securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register by such means as the Corporation deems appropriate or to ________________________________ [specify].

NOTE: The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


---------------------------
Date


---------------------------
Name of Person in Whose Name Securities or Cheque(s)or other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)


---------------------------
Street Address or P.O. Box


---------------------------
Signature of Shareholder


---------------------------
City                       Province


---------------------------
Signature Guaranteed by


NOTE: If the retraction request is for less than all of the share (s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.


The shares of common stock of Pubco to be issued in exchange for the Exchangeable Shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or the shares of common stock of Pubco are sold pursuant to Regulation S under the Act or unless the availability of another exemption from such registration provisions has been established.

                          SCHEDULE OF OTHER PROVISIONS


     The board of directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.


     Meetings of shareholders of the Corporation may be held in the following locations in addition to any place within Alberta:


                  St. John's, Newfoundland


                  Charlottetown, Prince Edward Island


                  Halifax, Nova Scotia


                  St. John, New Brunswick


                  Montreal, Quebec


                  Quebec City, Quebec


                  Toronto, Ontario


                  Ottawa, Ontario


                  Winnipeg, Manitoba


                  Regina, Saskatchewan


                  Victoria, British Columbia

                  Vancouver, British Columbia


                  New Westminster, British Columbia